UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2013

HAYNES INTERNATIONAL, INC.

(Exact name of registrant as specified in
its charter)

Delaware	001-33288	06-1185400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 456-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

The information in this Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 7.01	Regulation FD Disclosure

Haynes International, Inc. (the “Company”) announced today that the Company has reached a tentative five year agreement with the leadership of the United Steelworkers Local 2958 (the “USW”).  The agreement covers approximately 505 employees at the Company’s Kokomo, Indiana plant and Lebanon, Indiana service center.  Before it becomes effective, the tentative agreement must be ratified by the USW membership.  The USW has informed the Company that it will take the tentative agreement to its membership for a ratification vote as early as July 3, 2013.  Until the ratification process is complete, bargaining unit employees will continue to work under the existing collective bargaining agreement.

Item 9.01.	Financial Statements and Exhibits

99.1              Haynes International, Inc. press release, dated July 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haynes International, Inc.

Date: July 1, 2013	By:	/s/ Janice Wilken
Janice Wilken Vice President — General Counsel